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                                                                   Exhibit 1(ss)

                              JANUS INVESTMENT FUND

                            CERTIFICATE OF AMENDMENT

         The undersigned, being the Secretary of Janus Investment Fund, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 7.3 of the Amended and Restated Agreement and Declaration of Trust, dated March 18, 2003, as may be amended from time to time (the "Declaration of Trust"), and by the affirmative vote of all of the Trustees at a meeting duly called and held on October 6, 2006, the Declaration of Trust is amended as follows:

         Section 4.1 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

                  Description of Shares. The beneficial interest in the Trust shall be divided into Shares, all with $.01 par value, but the Trustees shall have the authority from time to time to issue Shares in one or more Series as they deem necessary or desirable (each of which Series of Shares shall represent the beneficial interest in a separate and distinct sub-trust of the Trust), including without limitation each Series specifically established and designated in Section 4.2. For all purposes under this Declaration of Trust or otherwise, including, without implied limitation, (i) with respect to the rights of creditors and (ii) for purposes of interpreting the relevant rights of each Series and the Shareholders of each Series, each Series established hereunder shall be deemed to be a separate trust. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series, and to determine and modify the relative rights and preferences as between the shares of the separate Series as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, terms and manner of conversion, and conditions under which the several Series shall have separate voting rights or no voting rights (but the Trustees may not modify or convert outstanding Shares in a manner materially adverse to the Shareholders of such Shares, as provided in Section 7.3).

                  In addition, the Trustees shall have exclusive power, without the requirement of Shareholder approval, to issue classes of Shares of any Series or divide the Shares of any Series into classes, each class having such different dividend, liquidation, voting and other rights and terms and manner of conversion as the Trustees may determine, and may establish, designate and modify the specific classes of Shares of each Series to provide for, without limitation, the conversion of a particular class of Shares of a particular Series into a separate Series (but the Trustees may not modify or convert outstanding Shares in a manner materially adverse to the Shareholders of such Shares, as provided in Section 7.3). The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that



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         all Shares of such Series are initially of a single class), or that a
         Series shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more additional classes, or said Series without approval of the holders of the initial class thereof, or previously established and designated class or classes thereof.

                  The number of authorized Shares and the number of Shares of each Series or class thereof that may be issued is unlimited, and the Trustees may issue Shares of any Series or class thereof for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (g) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares or any Series or class thereof reacquired by the Trust.

                  The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

                  The establishment and designation of any Series or of any class of Shares of any Series (including, without limitation, the conversion of an existing class of a particular Series into a new Series) in addition to those established and designated in Section 4.2 shall be effective (i) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation of the relative rights and preferences of the Shares of such Series or class, (ii) upon the execution of an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the Trustees, or (iii) as otherwise provided in either such instrument. At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Trustees may by an instrument executed by a majority of their number (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) abolish that Series or class and the establishment and designation thereof. Each instrument establishing and designating any Series shall have the status of an amendment to this Declaration of Trust.

                  Any Trustee, officer, or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series (including any classes thereof) of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series (including any classes thereof) from any such person or any such



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         organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series (including any classes thereof) generally.

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 30th day of November, 2006.



                                          /s/ Stephanie Grauerholz-Lofton
                                          -------------------------------
                                          Stephanie Grauerholz-Lofton, Secretary



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STATE OF COLORADO             )
                              )      ss.
CITY AND COUNTY OF DENVER     )


         BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz-Lofton, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVE UNDER MY HAND AND SEAL OF OFFICE this 30th day of November, 2006.



My Commission Expires:                               /s/ Lisa A. Neison
                                                     ------------------
6-22-07                                              Notary Public
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[Notary Seal]